UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

CFC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-2722225	36-3434526
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 State Street

Chicago Heights, Illinois 60411

(Address of principal executive offices) (Zip Code)

(708) 891-3456

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As described in Item 5.02 below, William G. Brown retired from the Board of Directors (the “Board”) of CFC International, Inc. (the “Company”) on June 19, 2006. In connection with Mr. Brown’s retirement, the Board approved the acceleration of vesting of the unvested options to purchase an aggregate of 1,250 shares of common stock of the Company held by Mr. Brown as of June 19, 2006. Additionally, the Board waived the provisions terminating Mr. Brown’s options 90 days after his retirement date. As a result, all of the options to purchase an aggregate of 15,000 shares of common stock of the Company held by Mr. Brown will terminate in accordance with their original ten-year expiration dates.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2006, Mr. Brown retired from the Board of the Company. Mr. Brown’s decision to retire from the Board of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company is grateful for Mr. Brown’s decades of service, and his contributions will be difficult to replace.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2006

CFC INTERNATIONAL, INC.

By:	/s/ Dennis W. Lakomy
Dennis W. Lakomy
Executive Vice President and
Chief Financial Officer